Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Sypris Solutions, Inc. (the Company) on Form 10-Q for the period ending July 5, 2026 as filed with the Securities and Exchange Commission on the date hereof (the Report), each of the undersigned hereby certifies, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Sypris Solutions, Inc., that to his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	August 18, 2026	By:	/s/ Jeffrey T. Gill
Jeffrey T. Gill
President & Chief Executive Officer
(Principal Executive Officer)

Date:	August 18, 2026	By:	/s/ Rebecca R. Eckert
Rebecca R. Eckert
Vice President & Chief Accounting Officer
(Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Sypris Solutions, Inc. and will be retained by Sypris Solutions, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished to the Securities and Exchange Commission as an exhibit to the Form 10-Q and shall not be considered filed as part of the Form 10-Q.